NAME: NED C. LAUTENBACH
                          LIMITED POWER OF ATTORNEY FOR
                        SECTION 16 REPORTING OBLIGATIONS

         Know all by these presents, that the undersigned hereby makes, constitutes and appoints each of Robert A. Hudson and Carolyn Saint, each acting individually, as the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

         (1) prepare, execute, acknowledge, deliver and file Forms 3, 4, and 5 (including any amendments thereto, each a "Form" and collectively, the "Forms") with respect to the securities of Covansys Corporation, a Michigan corporation (the "Company"), with the United States Securities and Exchange Commission, any national securities exchanges and the Company, as considered necessary or advisable under Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act");

         (2) seek or obtain, as the undersigned's representative and on the undersigned's behalf for the sole purpose of preparing the Forms, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information for the sole purpose of preparing the Forms to each of the undersigned's attorneys-in-fact appointed by this Limited Power of Attorney and approves and ratifies any such release of information; and

         (3) perform any and all other acts which in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

         Notwithstanding the foregoing, any Form filed on behalf of the undersigned by any attorney-in-fact hereunder shall disclaim beneficial ownership by the undersigned of any Company securities owned by Clayton, Dubilier & Rice Fund VI Limited Partnership, Clayton, Dubilier & Rice, Inc., or any affiliate thereof. Such disclaimer shall be in the form of Exhibit A hereto, appropriately modified as required by the requirements of the particular Form and the circumstances under which the Form is to be filed.

         The undersigned acknowledges that:

         (1) this Limited Power of Attorney authorizes each such attorney-in-fact to act in his or her discretion on information relating to transactions in the Company's securities provided to such attorney-in-fact by the undersigned, the Company and third parties for the sole purpose of preparing the Forms without independent verification of such information;

         (2) except as expressly provided herein, the Forms and any related documents prepared and/or executed by either such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, reasonably deems necessary or desirable;

         (3) neither the Company nor any attorney-in-fact hereunder assumes (i) any liability for the undersigned's responsibility to comply with the requirements of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

         (4) this Limited Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under
Section 16 of the Exchange Act.

         The undersigned hereby gives and grants each of the foregoing attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that each such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

        This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms with respect to the undersigned's holdings of Company securities, unless previously revoked by the undersigned in a signed writing delivered to the Company.

        IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of this 11th day of June, 2003.


                                   /s/ Ned C. Lautenbach
                                   -----------------------------------------
                                   Signature

                                   Ned C. Lautenbach
                                   ------------------------------------------
                                   Print Name



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



STATE OF NEW YORK   )
                       )
COUNTY OF NEW YORK  )


         On this 12th day of June, 2003, Ned C. Lautenbach personally appeared before me, and acknowledged that he executed the foregoing instrument for the purposes therein contained.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                        /s/ Sharon Karantinos
                                        --------------------------------
                                        Notary Public


                                        My Commission Expires: Oct. 6, 2006

                                                 SHARON KARANTINOS
                                         NOTARY PUBLIC, STATE OF NEW YORK
                                                  NO. 31-4873413
                                           QUALIFIED IN NEW YORK COUNTY
                                        COMMISSION EXPIRES OCTOBER 6, 2006




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

                                                                       EXHIBIT A

                          FORM OF OWNERSHIP DISCLAIMER

         The Reporting Person serves as a director of Covansys Corp (the "Company") and is an employee of Clayton, Dubilier & Rice, Inc ("CD&R"), which acts as investment advisor to Clayton, Dubilier & Rice Fund VI Limited Partnership (the "Fund"). The Fund is the sole member of CDR-Cookie Acquisition L.L.C. (the "Purchaser") and the beneficial owner of the Company securities held by the Purchaser. In addition, the Reporting Person is a limited partner of CD&R Associates VI Limited Partnership ("CD&R Associates VI"), the general partner of the Fund, which is entitled a portion of the net gain realized by the Fund on its investments, and a director of CD&R Investment Associates VI, Inc., the general partner of CD&R Associates VI. Accordingly, the Reporting Person may be deemed to share the power to vote or to direct the vote of and to dispose or direct the disposition of Company securities beneficially owned by the Fund. The Reporting Person disclaims any beneficial ownership of Company securities directly owned by the Purchaser and beneficially owned by the Fund and by CD&R, except to the extent of any pecuniary interest as a result of the relationships described in this paragraph.